Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to the Sarbanes-Oxley Act of 2002

The following statement is provided by the undersigned with respect to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law:

The undersigned hereby certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Kaanapali Land, LLC.

Date:   August 13, 2026

By:	/s/ Stephen A. Lovelette
Stephen A. Lovelette President, Chief Executive Officer and Chief Financial Officer